Exhibit (10)(o)(vi)

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Agreement”), dated as of July 16, 2002, is made by and among POTLATCH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the several financial institutions party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

RECITALS

The Borrower, the Subsidiary Guarantors party thereto, the several financial institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent are parties to a Credit Agreement dated as of June 29, 2001 (as amended by that certain First Amendment to Credit Agreement dated as of August 27, 2001, that certain Second Amendment to Credit Agreement dated as of December 19, 2001, that certain Third Amendment to Credit Agreement and Waiver dated January 24, 2002, that certain consent letter dated March 19, 2002 (the “Cloquet Consent”), and that certain Consent and Modification dated June 12, 2002 relating to the Cloquet Consent, and as further amended, modified, restated and supplemented from time to time, the “Credit Agreement”).

The Credit Parties have requested that the Required Lenders waive the Credit Parties’ compliance with Section 7.10(c) of the Credit Agreement (captioned “Fixed Charge Coverage Ratio”) for the fiscal quarter ended June 30, 2002.

The Credit Parties have also requested that the Required Lenders agree to certain amendments to the Credit Agreement and certain other agreements.

The Borrower, the Subsidiary Guarantors, the Required Lenders and the Agent have agreed to deliver and execute this Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Waiver.

(a)  Subject to the provisions hereof, the Required Lenders hereby waive, effective as of June 30, 2002:

(i)  the requirements set forth in Section 7.10(c) of the Credit Agreement (captioned “Fixed Charge Coverage Ratio”) for the fiscal quarter ended June 30, 2002; and

(ii)  the requirements set forth in Section 7.1(h)(i) of the Credit Agreement (captioned “Notices”) with respect to any failure by the Credit Parties to give written notice to the Agent and the Lenders of a Default or Event of Default relating to compliance with Section 7.10(c) of the Credit Agreement for the fiscal quarter ended June 30, 2002.

(b)  The foregoing waivers are limited one-time waivers and do not (i) allow the Credit Parties to be in violation of Section 7.10(c) or Section 7.1(h)(i) of the Credit Agreement with respect to any other period or any other matter or (ii) constitute a waiver of any other provisions of the Credit Agreement.

(c)  The Credit Parties hereby undertake to comply with Section 7.10(c) of the Credit Agreement and Section 7.1(h)(i) of the Credit Agreement immediately hereafter.

SECTION 2.    Amendments to Credit Agreement.

(a)  Amendment to Section 1.1.     The first sentence of the definition of “Eligible Reinvestment” in Section 1.1 of the Credit Agreement entitled “Definitions” is amended by (x) deleting the word “and” at the end of clause (i) thereof and replacing it with a comma; (y) deleting the period at the end of clause (ii) thereof and replacing it with “and”; and (z) inserting the following as a new clause (iii) thereof:

“(iii)  any prepayment or other payment to retire any Indebtedness other than Subordinated Indebtedness, provided that with respect to any such prepayment or retirement described in this clause (iii), (A) no Default or Event of Default then exists or would result from such action and (B) after giving effect to such action the Consolidated Parties are in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.10 hereof.”

(b)  Amendment to Section 7.10(a).    Subsection (a) of Section 7.10 of the Credit Agreement entitled “Financial Covenants” is hereby amended and modified such that the relevant maximum Funded Indebtedness to Capitalization Ratio for the fiscal quarters ending during the period from (and including) September 30, 2002 and thereafter is as set forth below:

Period	Ratio
September 30, 2002 and thereafter	55.0%

(c)  Amendment to Section 8.5.    Clause (g) of Section 8.5 of the Credit Agreement entitled “Asset Dispositions” is amended by deleting the phrase “required under this Credit Agreement.” and replacing it with “required or permitted under this Credit Agreement.”

(d)  Amendment to Section 8.8.    Subsection (a) of Section 8.8 of the Credit Agreement entitled “Limitation on Actions with Respect to Other Indebtedness” is amended by deleting clause (iii) thereof in its entirety and replacing it with the following:

“(iii)  make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto, other than (with respect to clause (ii) above and this clause (iii)) with proceeds received by the Borrower in connection with any Asset Disposition permitted under Section 8.5 and so long as the Borrower has complied with the requirements of Section 8.5.”

SECTION 3.    Additional Agreements.

(a)  Terms of Cloquet Consent.    In consideration of the Required Lenders granting their consent to the actions described in the Cloquet Consent, the Borrower agreed, among other things, to use its commercially reasonable efforts to negotiate and enter into an amendment to and/or restatement of the Credit Agreement that would become effective on or prior to July 31, 2002. The Borrower and the Required Lenders hereby agree that such deadline is hereby extended to August 30, 2002.

(b)  Release of Cash Collateral for LOC Obligations.    To the extent the Borrower has previously provided cash collateral in support of issued and outstanding Letters of Credit to secure the Borrower’s obligations thereunder and such funds are held by the Agent in the Cash Collateral Account (defined below) for the benefit of the Lenders, the Agent is hereby authorized and directed (i) to release such funds from the Cash Collateral Account and return them to the Borrower and (ii) to take such other actions and to execute and deliver such other documentation as may be reasonably necessary in connection therewith. For the purposes of this Section 3(b), “Cash Collateral Account” shall have the meaning given to such term in the Cash Collateral Account Agreement made and entered into as of May 10, 2002 (the “Cash Collateral Account Agreement”) between the Borrower and the Agent. The parties further agree that concurrently with the effectiveness of this Agreement (x) the Cash Collateral Account Agreement shall be terminated and (y) the security interest granted by the Borrower thereunder in the Cash Collateral Account and the amounts therein shall be terminated and released, and that thereafter the Cash Collateral Account Agreement shall have no further force and effect.

SECTION 4.    Conditions of Effectiveness.    The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(a)  This Agreement.    The Agent shall have received a duly executed counterpart of this Agreement from (i) the Required Lenders, (ii) Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments (and Participation Interests therein) and (iii) each Credit Party.

(b)  Amendment Fee.    The Agent, on behalf of each Lender who executes this Agreement, shall have received from the Borrower an amendment fee equal to 0.125% multiplied by the aggregate Commitments of the Consenting Lenders (as defined below), such fee being for the account of each such Consenting Lender pro rata according to such Lender’s Commitment; provided, however, that such fee shall be payable only to those Lenders (the “Consenting Lenders”) that shall have returned (including via telecopy) executed signature pages to this

Agreement at or before 1:00 p.m. EDT, July 16, 2002, as directed by the Agent.

(c)  Costs, Expenses and Fees.    The Borrower shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Agent or the Arranger (including the reasonable fees and expense of the Agent’s legal counsel) and fees and other amounts payable to the Agent or the Arranger, in each case in connection with the arrangement, negotiation, execution and delivery of this Agreement.

(d)  Representations and Warranties; No Default.    As of the date hereof, after giving effect to the Agreement contemplated hereby:

(i)  the representations and warranties contained in Section 6 of the Credit Agreement shall be true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date); and

(ii)  no Default or Event of Default shall have occurred and be continuing.

SECTION 5.    Representations and Warranties.    Each of the Borrower and the Subsidiary Guarantors hereby represents and warrants to the Lenders and the Agent that:

(a)  It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)  This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)  The representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)  Subsequent to the execution and delivery of this Agreement and after giving effect hereto, no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents.

(f)  All of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

SECTION 6.    Miscellaneous.

(a)  Credit Agreement Otherwise Not Affected.    Except as expressly modified pursuant hereto, the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Required Lenders’ and the Agent’s execution and delivery of, or acceptance of, this Agreement and any other documents and instruments in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(b)  Acknowledgment of Subsidiary Guarantors.    The Subsidiary Guarantors acknowledge and consent to all of the terms and conditions of this Agreement and agree that this Agreement and any documents executed in connection herewith do not operate to reduce or discharge the Subsidiary Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

(c)  No Reliance.    The Credit Parties hereby acknowledge and confirm to the Agent and the Lenders that they are executing this Agreement on the basis of their own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d)  Costs and Expenses.    The Borrower agrees to pay to the Agent on demand its reasonable out-of-pocket costs and expenses, and the reasonable fees and disbursements of its counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith.

(e)  Binding Effect.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, each Subsidiary Guarantor, the Agent and each Lender and their respective successors and assigns.

(f)  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(g)  Complete Agreement; Agreement.    This Agreement contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Agreement supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Agreement may not be modified, amended or otherwise altered except in accordance with the terms of Section 11.6 of the Credit Agreement.

(h)  Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(i)  Counterparts/Telecopy.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

(j)  Interpretation.    This Agreement is the result of negotiations between, and has been reviewed by counsel to, the Agent and the Credit Parties and are the product of all parties hereto. Accordingly, this Agreement shall not be construed against any of the Lenders or the Agent merely because of the Agent’s or any Lender’s involvement in the preparation thereof.

(k)  Credit Document.    This Agreement shall constitute a “Credit Document” under and for all purposes of the Credit Agreement and the other Credit Documents.

[signatures to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BORROWER:	POTLATCH CORPORATION

By:

Name:

Title:

SUBSIDIARY GUARANTORS:	DULUTH & NORTHEASTERN RAILROAD CO

By:

Name:

Title:

THE PRESCOTT AND NORTHWESTERN RAILROAD COMPANY

By:

Name:

Title:

ST. MARIES RIVER RAILROAD COMPANY

By:

Name:

Title:

WARREN AND SALINE RIVER RAILROAD COMPANY

By:

Name:

Title:

AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:

Name:

Title:

LENDERS:	BANK OF AMERICA, N.A., individually in its capacity as a Lender

By:

Name:

Title:

LENDER

By:

Name:

Title: